Exhibit 3.27

ARTICLES OF INCORPORATION

OF

JEWELL SMOKELESS COAL CORPORATION

We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

(a) The name of the corporation is JEWELL SMOKELESS COAL CORPORATION.

(b) The purpose or purposes for which the corporation is organized are:

To acquire by purchase or lease coal lands, coal mines, and lands contiguous thereto; to operate coal mines, and plants for the production of coal products; acquire and operate loading or preparation facilities, ramps and railway sidings; and all such other things as may be necessary, desirable, or usual on the operation of the businesses enumerated.

(c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS AND SERIES	NUMBER OF SHARES	PAR VALUE PER SHARE

Common	500,000	$50 par

(d) The post office address of the initial registered office is 225 Main Street, Grundy, Virginia, 24614. The name of the county in which the initial registered office is located is Buchanan. The name of its registered agent is H. A. Street who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

(e) The number of directors constituting the initial Board of Directors is three and the names and addresses of the persons who are to serve as the initial directors are:

B. R. Thompson	300 Forest Park Boulevard Knoxville, Tennessee 37919

Jack Thompson	300 Forest Park Boulevard Knoxville, Tennessee 37919

Lindsay Young	1000 Burwell Building Knoxville, Tennessee 37902

Dated September 8, 1971.

/s/ Lindsay Young

/s/ Sam J. McAllester, III

/s/ Bitsie Watson

STATE OF TENNESSEE	)
: ss
COUNTY OF KNOX	)

I, F. Graham Bartlett, a Notary Public in and for the said county and state, do certify that Lindsay Young, Sam J. McAllester, III, and Bitsie Watson whose names are signed to the foregoing articles of incorporation, bearing date on the 8th day of September, 1971, have acknowledged the same before me in my county and state aforesaid.

Given under my hand this 8th day of September, 1971.

/s/ F. Graham Bartlett
Notary Public

My Commission Expires:

[Illegible]

ARTICLES OF AMENDMENT TO THE CHARTER

OF

JEWELL SMOKELESS COAL CORPORATION

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Jewell Smokeless Coal Corporation.

(b) The amendment adopted is that the maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares with par value of One Dollar ($1.00) per share.

(c) The date of the meeting of the Board of Directors at which the amendment was found in the best interest of the corporation and directed to be submitted to a vote at a meeting of stockholders was the 19th day of February, 1980; the date when notice was given to each stockholder of record entitled to vote was the 19th day of February, 1980; such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment; the amendment was adopted by the stockholders on the 20th day of March, 1980.

(d) The number of shares outstanding and entitled to vote thereon was 71,475.

(e) The number of shares voted for the amendment was 71,475.

(f) The amount of stated capital of the corporation as stated by such amendment shall be One Thousand Dollars ($1,000.00).

Dated this 20th day of March, 1980.

JEWELL SMOKELESS COAL CORPORATION

By
President

Secretary

ARTICLES OF AMENDMENT

OF

JEWELL SMOKELESS COAL CORPORATION

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Jewell Smokeless Coal Corporation.

(b) On the 13th day of April, 1979, by resolution of the Board of Directors, the plan for reduction of the authorized common stock of the corporation was adopted.

(c) Notice was given to each stockholder of record entitled to vote thereon on the 18th day of April, 1979. Such notice was given in the manner provided in the Virginia Stock Corporation Act, and the plan for reduction of common stock of the corporation was duly adopted by the stockholders at a meeting on the 18th day of May, 1979.

(d) The number of shares outstanding was 71,475 shares of common stock of the corporation, and the number of shares entitled to vote thereon was 71,475 shares of common stock.

(e) The number of shares voted for the plan was 71,475, and no shares were voted against such plan.

(f) The stated capital of the corporation is not to be reduced upon the issuance of a Certificate of Amendment because, although the number of shares of common stock authorized to be issued is to be reduced by said Articles of Amendment from 500,000 to 100,000, there are presently issued less than 100,000 shares of common stock, which will be the amount authorized after issuance of a Certificate of Amendment.

(g) The amount, expressed in dollars, of the stated capital of the corporation after giving effect to such reduction will be $3,573,750.

(h) No shares will be cancelled as a result of the issuance of a Certificate of Amendment. After issuance of the Articles of Amendment, the corporation will have authority to issue 100,000 shares of common stock.

Dated this 25 day of July, 1979.

JEWELL SMOKELESS COAL CORPORATION

By
President

Secretary